Registration No. 33-5746


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  CIPRICO INC.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                                             41-1749708
(State or Other Jurisdiction                                (IRS Employer
       of Incorporation)                                   Identification No.)

                                2800 Campus Drive
                            Plymouth, Minnesota 55441
               (Address of Principal Executive Offices; Zip Code)


                    CIPRICO INC. INCENTIVE STOCK OPTION PLAN
                            (Full Title of the Plan)


                            Robert H. Kill, President
                                  Ciprico Inc.
                                2800 Campus Drive
                            Plymouth, Minnesota 55441
                                 (612) 551-4000
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                             Timothy M. Heaney, Esq.
                            Fredrikson & Byron, P.A.
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402

         This Post-Effective Amendment is being filed to de-register 86,054 shares of Common Stock of Ciprico Inc. (the "Issuer"). Such shares (as adjusted to reflect stock splits) were registered under a Registration Statement on Form S-8, Reg. No. 33-5746, for purchase under the Issuer's Incentive Stock Option Plan. The Plan has been terminated and all options granted under the Plan have been exercised or have expired. This final Post-Effective Amendment is being filed in accordance with the Issuer's undertaking set forth in Part II, Item 21(a)(3) of the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on October 22, 1998.

                                         CIPRICO INC.


                                         By /s/ Robert H. Kill
                                            Robert H. Kill, President and Chief
                                            Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

  Signature                          Title                            Date


/s/ Robert H. Kill       President, Chief Executive            October 22, 1998
Robert H. Kill           Officer and Director (principal
                         executive officer)


/s/ Joan K. Berg         Vice President of Finance,            October 22, 1998
Joan K. Berg             Chief Financial Officer and
                         Secretary (principal financial
                         and accounting officer)


/s/ Gary L. Deaner       Director                              October 22, 1998
Gary L. Deaner

(Signatures continued on following page)

/s/ Peyton Gannaway      Director                              October 22, 1998
Peyton Gannaway


/s/ Donald H. Soukup     Director                              October 22, 1998
Donald H. Soukup


                         Director                                        , 1998
Ronald B. Thomas


/s/ William N. Wray      Director                              October 22, 1998
William N. Wray